EXHIBIT 99.2

EMERGENT BIOSOLUTIONS COMPLETES SPIN-OFF OF APTEVO THERAPEUTICS

GAITHERSBURG, Md., August 1, 2016—Emergent BioSolutions Inc. (NYSE: EBS) today announced that it has completed its previously announced spin-off of Aptevo Therapeutics Inc. (Nasdaq: APVO) through the distribution of all of the shares of Aptevo common stock to the holders of Emergent BioSolutions common stock. As a result of the spin-off, Aptevo is now an independent public company and listed on the Nasdaq Global Select Market under the ticker symbol "APVO."

"Completion of this spin-off is a significant milestone for both Emergent and Aptevo that allows each company to tailor its business strategy to best address opportunities within its target market," said Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions. "We are excited about Aptevo's potential and extend our best wishes for success to Aptevo's management team and board of directors."

As previously announced, Emergent stockholders of record as of the close of business on July 22, 2016, the record date for the distribution, received one share of Aptevo common stock for every two shares of Emergent common stock held as of the record date, plus cash in lieu of any fractional shares. No action or payment by Emergent stockholders was required to receive Aptevo shares.

As a result of the completion of the distribution, the conversion rate under the indenture governing Emergent's 2.875% convertible senior notes due 2021 will be adjusted in accordance with the terms of the indenture, with the ten-trading day valuation period contemplated by the indenture commencing today and ending on August 12, 2016. The new conversion rate will be determined and announced promptly following the end of the ten-trading day valuation period.

About Emergent BioSolutions
Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding the benefits of the spin-off transaction to either Emergent or Aptevo, and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "forecasts," "estimates," and similar expressions are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause each company's actual results to differ materially from those indicated by such forward-looking statements, including whether the operational, marketing and strategic benefits of the spin-off of our biosciences business can be achieved and the timing of any such benefits; a deterioration in the business or prospects of Emergent or Aptevo; adverse developments in Emergent's or Aptevo's customer base or markets; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Emergent's and Aptevo's filings with the Securities and Exchange Commission, including Emergent's periodic reports filed with the SEC and Aptevo's Registration Statement on Form 10, as amended. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement.

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